U.S. SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24,
1996

               INTERNATIONAL SEMICONDUCTOR CORP.
_________________________________________________________________
(Exact name of small business issuer as specified in its charter)

         Nevada                           13-3432594
(State or other jurisdiction of         (I.R.S. Employer
 incorporation or organization)         Identification No.)

  2950 31st Street, Suite 240, Santa Monica, California 90405
_________________________________________________________________
(Address of principal executive offices)      (Zip Code)

      (310) 425-2376
_________________________________________________________________
  (Issuer's telephone number, including area code)

              N/A
_________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


ITEM 4.  Changes in Registrant's Certifying Accountant.

Braude Bavly was previously the principal accountant for International Semiconductors Corp. On 24 September, 1996 that firm s appointment as principal accountants was terminated and Skeehan and Co., accounting firm, was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

In connection with the audits of the two fiscal years ended 31 December 1995, and the subsequent interim period through 24 September, 1996, there were no disagreements with Braude Bavly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have